Exhibit 99.1

NEWS RELEASE

Contact:	Investor Relations
708.483.1300 Ext 1331

TreeHouse Foods, Inc. Reports First Quarter 2021 Results
Delivered Strong Q1 Profitability Despite Challenging Macro Conditions
Improved Capital Structure through Redemption of 2024 Notes and Credit Facility Refinancing
HIGHLIGHTS
•Revenue of $1.06 billion, gross profit margin of 17.1% and adjusted gross profit margin of 18.1%.
•Earnings per diluted share from continuing operations was $0.01 compared to a loss of $(0.58) for the same period in 2020.
•Adjusted earnings per diluted share from continuing operations was $0.36 compared to $0.37 for the same period in 2020.
•TreeHouse reaffirmed its full year 2021 guidance ranges of $2.80 - $3.20 for adjusted earnings per diluted share from continuing operations and $4.40 to $4.60 billion of reported net sales.

Oak Brook, IL, May 6, 2021 — TreeHouse Foods, Inc. (NYSE: THS) today reported first quarter GAAP earnings per diluted share from continuing operations of $0.01 compared to a loss of $(0.58) for the first quarter of 2020. Adjusted earnings per diluted share from continuing operations1 was $0.36 in the first quarter of 2021 compared to $0.37 in the first quarter of 2020.

"I'm proud of the underlying strength in our business that is reflected in our first quarter results, as revenue across most of our growth categories continued to outpace the rest of private label, while delivering strong profitability," said Steve Oakland, Chief Executive Officer and President. "Our results demonstrate ongoing progress on our strategic journey to build a company with long-term sustainable growth. We remain focused on improving our operational and commercial platforms, optimizing our portfolio and investing in people and talent to create value for our customers as their preferred manufacturing and distribution partner."

"We posted a strong start to the year, even as we lapped the unprecedented pantry stocking event last spring related to the pandemic," said Bill Kelley, EVP and Chief Financial Officer. "Importantly, we delivered adjusted gross profit margin1 of 18.1% and adjusted EPS of $0.36 in the face of increased inflationary pressures and weather-related disruption. In addition to delivering strong profitability, we improved our capital structure with the full redemption of our 6.000% notes due in 2024 and the refinancing of our credit facility. The enhanced strength of our balance sheet and our strong free cash flow will enable us to continue to execute a balanced capital allocation approach - focusing on investing to drive organic growth and returning capital to shareholders."

OUTLOOK
TreeHouse reaffirmed its full year 2021 guidance ranges for adjusted earnings per diluted share from continuing operations of $2.80 to $3.20 and reported net sales between $4.40 to $4.60 billion.

"The enhancements we have made to strengthen our business and improve our operating performance, combined with our commitment to excellent service and focus on our customers are critical as we navigate today's inflationary environment and continued pandemic-related uncertainty," Mr. Oakland continued. "As we make investments in our capabilities and adapt our supply chain to build greater depth in our growth categories, we are confident we will further capitalize on our leading portfolio of private label foods and beverages to drive greater value for all of our stakeholders."

_________________________________________________________________________________________

1	Adjusted earnings per diluted share from continuing operations, adjusted gross profit margin, and organic net sales are Non-GAAP financial measures. See “Comparison of Adjusted Information to GAAP Information” for the definitions of the Non-GAAP measures, information concerning certain items affecting comparability, and reconciliations of the GAAP to Non-GAAP measures.

TreeHouse continues to expect inflation to accelerate across several agricultural commodities, particularly edible oils, and higher transportation costs. Coupled with the higher cost inventory produced in the first quarter as a result of ingredient cost inflation and weather disruption, the Company expects temporary pressure on margins and earnings for the second quarter due to the timing lag of when pricing initiatives are realized. TreeHouse has initiated additional pricing actions to mitigate the impact of inflation and expects the benefit of these actions will be reflected in the results of the second half of 2021.

TreeHouse is providing the following guidance ranges on a continuing operations basis for the second quarter:
•Adjusted earnings per diluted share from continuing operations of $0.20 to $0.30
•Reported net sales between $1.02 and $1.07 billion
•Interest expense between $18 and $19 million
•Adjusted effective tax rate between 25% and 27%

The Company is not able to reconcile prospective adjusted earnings per diluted share from continuing operations and adjusted effective tax rate (Non-GAAP) to the most comparable GAAP financial measure without unreasonable effort due to the inherent uncertainty and difficulty of predicting the occurrence, financial impact, and timing of certain items impacting GAAP results. These items include, but are not limited to, mark-to-market adjustments of derivative contracts, foreign currency exchange on the re-measurement of intercompany notes, the impact of the COVID-19 pandemic, or other non-recurring events or transactions that may significantly affect reported GAAP results.

FIRST QUARTER 2021 FINANCIAL RESULTS

Net sales for the first quarter of 2021 totaled $1,057.3 million compared to $1,084.9 million for the same period last year, a decrease of 2.5%. The change in net sales from 2020 to 2021 was due to the following:

Three Months
(unaudited)

Volume/mix excluding acquisitions and divestitures	(4.7)%
Pricing	(0.3)
Total change in organic net sales[1]	(5.0)%
Volume/mix related to divestitures	(1.7)
Acquisition	3.8
Foreign currency	0.4
Total change in net sales	(2.5)%

Organic net sales decreased 5.0% in the first quarter of 2021 compared to 2020 driven by:

•Volume/mix excluding acquisitions and divestitures was unfavorable 4.7% year-over-year primarily due to decreased retail demand as a result of lapping consumer pantry stocking in March 2020 from the uncertainty of the COVID-19 pandemic. This was partially offset by distribution gains which outpaced distribution losses.
•Pricing was slightly unfavorable driven by the carryover impact of prior year pricing adjustments.

Additionally, lower volume/mix related to the divestiture of the two In-Store Bakery facilities was unfavorable 1.7%. This was more than offset by the favorable impact of the inclusion of the business from the pasta acquisition of 3.8% and favorable foreign exchange of 0.4% resulting in a year-over-year decrease in reported net sales of 2.5%.

Gross profit as a percentage of net sales was 17.1% in the first quarter of 2021, compared to 18.0% in the first quarter of 2020, a decrease of 0.9 percentage points. The decrease is primarily due to lower volume from reduced COVID-19 pandemic demand, commodity inflation, and incremental costs incurred in response to the COVID-19 pandemic, including increased production shifts, supplemental pay, protective equipment for employees, and additional sanitation measures. This was partially offset by increased volume from the inclusion of the business from the pasta acquisition and favorable channel mix.

Total operating expenses as a percentage of net sales were 16.0% in the first quarter of 2021 compared to 15.2% in the first quarter of 2020, an increase of 0.8 percentage points. The increase is primarily attributable to integration costs associated with the recent pasta acquisition, higher freight costs due to reduced market capacity and an increase in spot market usage, and professional services fees related to shareholder activism. This was partially offset by lower employee incentive compensation expense.
Total other expense decreased by $92.4 million to $10.8 million in the first quarter of 2021 compared to $103.2 million in the first quarter of 2020. The decrease was primarily related to favorable non-cash mark-to-market impacts from hedging activities, driven by interest rate swaps and commodity contracts, and favorable currency exchange rate impacts between the U.S. and Canada compared to unfavorable mark-to-market and currency exchange impacts in the prior year. This was partially offset by a loss on extinguishment of debt.
Income taxes were recognized at an effective rate of (100.0)% in the first quarter of 2021 compared to 55.1% recognized in the first quarter of 2020. The change in the Company's effective tax rate is primarily the result of benefits recognized in 2020 due to the enactment of the CARES Act, a change in the amount of valuation allowance recorded against certain deferred tax assets, and an increase in the amount of tax deductible stock based compensation in 2021.

Net income from continuing operations for the first quarter of 2021 was $0.4 million, compared to a $32.8 million net loss for the same period of the previous year. Adjusted EBITDA from continuing operations was $106.2 million in the first quarter of 2021, a 0.4% decrease compared to the first quarter of 2020. The decrease in adjusted EBITDA was primarily due to decreased retail demand as a result of lapping consumer pantry stocking in March 2020 from the uncertainty of the COVID-19 pandemic and higher freight costs due to reduced market capacity and an increase in spot market usage. This was mostly offset by increased volume from the inclusion of the business from the pasta acquisition, favorable channel mix, mark-to-market gains on investments, and lower employee incentive compensation expense.

Net income from discontinued operations decreased $0.5 million in the first quarter of 2021 compared to the first quarter of 2020. The decrease is primarily related to lower Ready-to-eat Cereal volume due to decreased retail demand as a result of lapping consumer pantry stocking in March 2020 from the uncertainty of the COVID-19 pandemic.

Cash used in operating activities of continuing operations was $5.5 million in the first three months of 2021 compared to cash provided by operating activities of $68.5 million in the first three months of 2020, a decrease of $74.0 million. The decrease was primarily attributable to lower cash earnings, slower inventory turnover as a result of lapping consumer pantry stocking in March 2020 from the uncertainty of the COVID-19 pandemic, and increased inventory levels to improve service. This was partially offset by higher usage of the receivables sales program.

The Company's three months 2021 and 2020 results included certain items noted below that, in management's judgment, affect the comparability of earnings period-over-period.

RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS TO ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

	Three Months Ended March 31,
	2021	2020
	(unaudited)
Diluted earnings (loss) per share from continuing operations (GAAP)	$0.01	$(0.58)
Growth, reinvestment, restructuring programs & other	0.35	0.36
Loss on extinguishment of debt	0.25	—
COVID-19	0.16	(0.09)
Acquisition, integration, divestiture, and related costs	0.09	—
Shareholder activism	0.04	—
Tax indemnification	—	0.01
Foreign currency (gain) loss on re-measurement of intercompany notes	(0.03)	0.26
Mark-to-market adjustments	(0.38)	1.13
Taxes on adjusting items	(0.13)	(0.72)
Adjusted diluted EPS from continuing operations (Non-GAAP)	$0.36	$0.37

FIRST QUARTER 2021 SEGMENT RESULTS

	Three Months Ended March 31,
	Meal Preparation		Snacking & Beverages
	2021	2020	2021	2020
	(unaudited, dollars in millions)
Net sales	$678.5	$673.6	$378.8	$411.3
Direct operating income	80.5	86.3	41.7	48.1
Direct operating income percent	11.9%	12.8%	11.0%	11.7%

The change in net sales by segment from the first quarter of 2020 to the first quarter of 2021 was due to the following:

	Three Months Ended March 31,
	Meal Preparation		Snacking & Beverages
	Dollars	Percent	Dollars	Percent
	(unaudited, dollars in millions)
2020 Net sales	$673.6		$411.3
Volume/mix excluding acquisitions and divestitures	(37.1)	(5.5)%	(13.7)	(3.4)%
Pricing	(1.2)	(0.2)	(1.9)	(0.5)
Volume/mix related to divestitures	—	—	(18.5)	(4.4)
Acquisition	40.9	6.1	—	—
Foreign currency	2.3	0.3	1.6	0.4
2021 Net sales	$678.5	0.7%	$378.8	(7.9)%

Volume/mix related to divestitures		—		4.4
Acquisition		(6.1)		—
Foreign currency		(0.3)		(0.4)
Percent change in organic net sales		(5.7)%		(3.9)%

Meal Preparation

Net sales in the Meal Preparation segment increased $4.9 million, or 0.7%, in the first quarter of 2021 compared to the first quarter of 2020. The change in net sales was primarily driven by the favorable impact of the inclusion of the business from the pasta acquisition and distribution gains that outpaced distribution losses. This was partially offset by decreased retail demand as a result of lapping consumer pantry stocking in March 2020 from the uncertainty of the COVID-19 pandemic. Organic net sales in the Meal Preparation segment decreased by 5.7% year-over-year.

Direct operating income as a percentage of net sales decreased 0.9 percentage points in the first quarter of 2021 compared to the first quarter of 2020. This decrease was due to lower volume from reduced COVID-19 pandemic demand, increased operational costs as a result of severe winter weather in certain regions of the U.S., commodity inflation, and higher freight costs due to reduced market capacity and an increase in spot market usage. This was partially offset by increased volume from the inclusion of the business from the pasta acquisition and favorable channel mix.

Snacking & Beverages

Net sales in the Snacking & Beverages segment decreased $32.5 million, or 7.9%, in the first quarter of 2021 compared to the first quarter of 2020. The change in net sales was due to decreased retail demand as a result of lapping consumer pantry stocking in March 2020 from the uncertainty of the COVID-19 pandemic and lower volume/mix due to divestitures. This was partially offset by distribution gains which outpaced distribution losses and innovation with new items. Organic net sales in the Snacking & Beverages segment decreased 3.9% year-over-year.

Direct operating income as a percentage of net sales decreased 0.7 percentage points in the first quarter of 2021 compared to the first quarter of 2020. The decrease was due to lower volume from reduced COVID-19 pandemic demand and higher freight costs due to reduced market capacity and an increase in spot market usage.

CONFERENCE CALL WEBCAST

A webcast to discuss the Company's first quarter earnings will be held at 8:30 a.m. (Eastern Time) today. The live audio webcast and a supporting slide deck will be available on the Company's website at www.treehousefoods.com/investors/investor-overview/default.aspx

ACQUISITION

On December 11, 2020, the Company completed the acquisition of the majority of the U.S. branded pasta portfolio as well as a manufacturing facility in St. Louis, Missouri of Riviana Foods, Inc. ("Riviana Foods"), a subsidiary of Ebro Foods, S.A. ("Ebro
Foods"). The pasta acquisition was accounted for under the acquisition method of accounting and the results of operations were included in our Consolidated Financial Statements from the date of acquisition in the Meal Preparation segment.

DISCONTINUED OPERATIONS

Beginning in the third quarter of 2019, the Company determined that its Ready-to-eat Cereal business met the discontinued operations criteria and, as such, the business has been excluded from continuing operations and segment results for all periods presented.

DIVESTITURE

On January 10, 2020, the Company entered into a definitive agreement to sell two of its In-Store Bakery facilities located in Fridley, Minnesota and Lodi, California. These two facilities were included within the Snacking & Beverages reporting segment. On April 17, 2020, the Company completed the sale of these facilities.

COMPARISON OF ADJUSTED INFORMATION TO GAAP INFORMATION

The Company has included in this release measures of financial performance that are not defined by GAAP ("Non-GAAP"). A Non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Company's Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income (Loss), Condensed Consolidated Statements of Stockholders' Equity, and the Condensed Consolidated Statements of Cash Flows. The Company believes these measures provide useful information to the users of the financial statements as we also have included these measures in other communications and publications.

For each of these Non-GAAP financial measures, the Company provides a reconciliation between the most directly comparable GAAP measure and the Non-GAAP measure, an explanation of why management believes the Non-GAAP measure provides useful information to financial statement users, and any additional purposes for which management uses the Non-GAAP measure. This Non-GAAP financial information is provided as additional information for the financial statement users and is not in accordance with, or an alternative to, GAAP. These Non-GAAP measures may be different from similar measures used by other companies.

Organic Net Sales

Organic net sales is defined as net sales excluding the impacts of SKU rationalization, the net sales associated with the pasta acquisition from Riviana Foods, foreign currency, and the net sales associated with the divestiture of the In-Store Bakery facilities, which closed on April 17, 2020. This information is provided in order to allow investors to make meaningful comparisons of the Company's sales between periods and to view the Company's business from the same perspective as Company management.

Adjusted Gross Profit Margin

Adjusted gross profit margin is defined as gross profit margin adjusted for items that, in management's judgment, significantly affect the assessment of gross profit between periods and allows the reader to view the Company's business from the same perspective as Company management. As the Company cannot predict the timing and amount of charges that include, but are not limited to, items such as growth, reinvestment, and restructuring programs, changes in regulatory compliance, the impact of the COVID-19 pandemic, and other items that may arise from time to time that would impact comparability, management does not consider these costs when evaluating the Company's performance. The reconciliation of the GAAP measure of gross profit as presented in the Condensed Consolidated Statements of Operations, excluding certain items affecting comparability, to adjusted gross profit margin is presented below.

Adjusted Effective Tax Rate, Adjusting for Certain Items Affecting Comparability

Adjusted effective tax rate represents the GAAP effective tax rate adjusted to exclude the effect of items excluded from adjusted net income, such as growth, reinvestment, and restructuring programs and mark-to-market impacts. This information is provided in order to allow investors to make meaningful, consistent comparisons of the Company's effective tax rate and to view the Company's effective tax rate from the same perspective as Company management.

Adjusted Earnings Per Diluted Share from Continuing Operations, Adjusting for Certain Items Affecting Comparability

Adjusted earnings per diluted share from continuing operations ("adjusted diluted EPS") reflects adjustments to GAAP earnings (loss) per diluted share from continuing operations to identify items that, in management's judgment, significantly affect the assessment of earnings results between periods. This information is provided in order to allow investors to make meaningful comparisons of the Company's earnings performance between periods and to view the Company's business from the same perspective as Company management. As the Company cannot predict the timing and amount of charges that include, but are not limited to, items such as acquisition, integration, divestiture, and related costs, mark-to-market adjustments on derivative contracts, foreign currency exchange impact on the re-measurement of intercompany notes, growth, reinvestment, and restructuring programs, the impact of the COVID-19 pandemic, and other items that may arise from time to time that would impact comparability, management does not consider these costs when evaluating the Company's performance, when making decisions regarding the allocation of resources, in determining incentive compensation, or in determining earnings estimates. The reconciliation of the GAAP measure of diluted earnings (loss) per share from continuing operations as presented in the Condensed Consolidated Statements of Operations, excluding certain items affecting comparability, to adjusted diluted earnings per share from continuing operations is presented above.

Adjusted Net Income from Continuing Operations, Adjusted EBIT from Continuing Operations, Adjusted EBITDA from Continuing Operations, Adjusted Net Income Margin from Continuing Operations, Adjusted EBIT Margin from Continuing Operations and Adjusted EBITDA Margin from Continuing Operations, Adjusting for Certain Items Affecting Comparability

Adjusted net income from continuing operations represents GAAP net income (loss) from continuing operations as reported in the Condensed Consolidated Statements of Operations adjusted for items that, in management's judgment, significantly affect the assessment of earnings results between periods as outlined in the adjusted diluted EPS section above. This information is provided in order to allow investors to make meaningful comparisons of the Company's earnings performance between periods and to view the Company's business from the same perspective as Company management. This measure is also used as a component of the Board of Directors' measurement of the Company's performance for incentive compensation purposes and is the basis of calculating the adjusted diluted EPS from continuing operations metric outlined above.

Adjusted EBIT from continuing operations represents adjusted net income from continuing operations before interest expense, interest income, and income tax expense. Adjusted EBITDA from continuing operations represents adjusted EBIT from continuing operations before depreciation and amortization expense and non-cash stock-based compensation expense. Effective January 1, 2021, non-cash stock-based compensation expense was added as an adjustment to our calculation of Adjusted EBITDA in order to better reflect our core operating performance. Prior period amounts have been recast to conform to this presentation. Adjusted EBIT from continuing operations and adjusted EBITDA from continuing operations are performance measures commonly used by management to assess operating performance, and the Company believes they are commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance between periods.

Adjusted net income margin from continuing operations, adjusted EBIT margin from continuing operations and adjusted EBITDA margin from continuing operations are calculated as the respective metric defined above as a percentage of net sales as reported in the Condensed Consolidated Statements of Operations adjusted for items that, in management's judgment, significantly affect the assessment of earnings results between periods as outlined in the adjusted diluted EPS from continuing operations section above.

A full reconciliation between the relevant GAAP measure of reported net income (loss) from continuing operations for the three month periods ended March 31, 2021 and 2020 calculated according to GAAP, adjusted net income from continuing operations, adjusted EBIT from continuing operations, and adjusted EBITDA from continuing operations is presented in the attached tables. Given the inherent uncertainty regarding adjusted items in any future period, a reconciliation of forward-looking financial measures to the most directly comparable GAAP measure is not feasible.

Free Cash Flow from Continuing Operations

In addition to measuring the Company's cash flow generation and usage based upon the operating, investing, and financing classifications included in the Condensed Consolidated Statements of Cash Flows, we also measure free cash flow from continuing operations, which represents net cash (used in) provided by operating activities from continuing operations less capital expenditures. The Company believes free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities such as funding acquisitions, repaying debt, repurchasing outstanding senior debt, and repurchasing common stock. A reconciliation between the relevant GAAP measure of cash (used in) provided by operating activities from continuing operations for the three months ended March 31, 2021 and 2020 calculated according to GAAP and free cash flow from continuing operations is presented in the attached tables.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a leading manufacturer and distributor of private label packaged foods and beverages in North America. We have approximately 40 production facilities across North America and Italy, and our vision is to be the undisputed solutions leader for custom brands for our customers. Our extensive product portfolio includes snacking, beverages, and meal preparation products, available in shelf stable, refrigerated, frozen, and fresh formats. We have a comprehensive offering of packaging formats and flavor profiles, and we also offer clean label, organic, and preservative-free ingredients across almost our entire portfolio. Our purpose is to make high quality food and beverages affordable to all.

Additional information, including TreeHouse's most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse's website, http://www.treehousefoods.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words "anticipate," "believe," "estimate," "project," "expect," "intend," "plan," "should," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release.

Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: risks related to the impact of the ongoing COVID-19 outbreak on our business, suppliers, consumers, customers and employees; the success of our growth, reinvestment, and restructuring programs, our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; customer concentration and consolidation; raw material and commodity costs; competition; disruptions or inefficiencies in our supply chain and/or operations, including from the ongoing COVID-19 outbreak; our ability to continue to make acquisitions in accordance with our business strategy or effectively manage the growth from acquisitions; changes and developments affecting our industry, including consumer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; disruptions in or failures of our information technology systems; costs associated with shareholder activism, labor strikes or work stoppages; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management's Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Annual Report on Form 10-K for the year ended December 31, 2020, and from time to time in our filings with the Securities and Exchange Commission ("SEC"). You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.

FINANCIAL INFORMATION

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except per share data)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$48.8	$364.6
Receivables, net	241.0	308.8
Inventories	653.0	598.6
Prepaid expenses and other current assets	101.6	86.1
Assets of discontinued operations	74.5	70.7
Total current assets	1,118.9	1,428.8
Property, plant, and equipment, net	1,053.1	1,070.0
Operating lease right-of-use assets	155.2	160.7
Goodwill	2,179.9	2,178.7
Intangible assets, net	600.4	615.0
Other assets, net	35.0	32.5
Total assets	$5,142.5	$5,485.7
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$610.1	$627.7
Accrued expenses	295.5	340.6
Current portion of long-term debt	15.9	15.7
Liabilities of discontinued operations	5.9	6.7
Total current liabilities	927.4	990.7
Long-term debt	1,929.8	2,199.0
Operating lease liabilities	137.1	144.5
Deferred income taxes	158.4	158.3
Other long-term liabilities	125.3	128.2
Total liabilities	3,278.0	3,620.7
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share, 10.0 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 90.0 shares authorized, 56.2 and 55.9 shares outstanding, respectively	0.6	0.6
Treasury stock	(108.3)	(108.3)
Additional paid-in capital	2,176.9	2,179.9
Accumulated deficit	(141.7)	(143.2)
Accumulated other comprehensive loss	(63.0)	(64.0)
Total stockholders' equity	1,864.5	1,865.0
Total liabilities and stockholders' equity	$5,142.5	$5,485.7

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2021	2020
Net sales	$1,057.3	$1,084.9
Cost of sales	876.2	890.0
Gross profit	181.1	194.9
Operating expenses:
Selling and distribution	68.7	65.1
General and administrative	63.3	63.6
Amortization expense	18.4	17.5
Other operating expense, net	19.7	18.5
Total operating expenses	170.1	164.7
Operating income	11.0	30.2
Other expense:
Interest expense	25.1	24.8
Loss on extinguishment of debt	14.4	—
(Gain) loss on foreign currency exchange	(1.3)	14.4
Other (income) expense, net	(27.4)	64.0
Total other expense	10.8	103.2
Income (loss) before income taxes	0.2	(73.0)
Income tax benefit	(0.2)	(40.2)
Net income (loss) from continuing operations	0.4	(32.8)
Net income from discontinued operations	1.1	1.6
Net income (loss)	$1.5	$(31.2)

Earnings (loss) per common share - basic:
Continuing operations	$0.01	$(0.58)
Discontinued operations	0.02	0.03
Earnings (loss) per share basic (1)	$0.03	$(0.55)

Earnings (loss) per common share - diluted:
Continuing operations	$0.01	$(0.58)
Discontinued operations	0.02	0.03
Earnings (loss) per share diluted (1)	$0.03	$(0.55)

Weighted average common shares:
Basic	56.0	56.3
Diluted	56.5	56.3

Supplemental Information:
Depreciation and amortization	$53.5	$49.8

(1) The sum of the individual per share amounts may not add due to rounding.

The following table reconciles the Company's net income (loss) from continuing operations to adjusted net income from continuing operations, adjusted EBIT from continuing operations, and adjusted EBITDA from continuing operations for the three months ended March 31, 2021 and 2020:
TREEHOUSE FOODS, INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED NET INCOME, ADJUSTED EBIT AND ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(Unaudited, in millions)

		Three Months Ended March 31,
		2021	2020
Net income (loss) from continuing operations (GAAP)		$0.4	$(32.8)
Growth, reinvestment, restructuring programs & other	(1)	19.5	20.5
Loss on extinguishment of debt	(2)	14.4	—
COVID-19	(3)	8.8	(5.1)
Acquisition, integration, divestiture, and related costs	(4)	5.3	(0.1)
Shareholder activism	(5)	2.1	—
Tax indemnification	(6)	—	0.8
Foreign currency (gain) loss on re-measurement of intercompany notes	(7)	(1.5)	14.9
Mark-to-market adjustments	(8)	(21.6)	64.1
Less: Taxes on adjusting items		(6.9)	(41.6)
Adjusted net income from continuing operations (Non-GAAP)		20.5	20.7
Interest expense		25.1	24.8
Interest income		(4.1)	(4.0)
Income taxes (excluding COVID-19 tax benefit)		(0.2)	(34.2)
Add: Taxes on adjusting items		6.9	41.6
Adjusted EBIT from continuing operations (Non-GAAP)		48.2	48.9
Depreciation and amortization		53.5	49.8
Stock-based compensation expense	(9)	4.5	7.9
Adjusted EBITDA from continuing operations (Non-GAAP)		$106.2	$106.6

Adjusted net income margin from continuing operations		1.9%	1.9%
Adjusted EBIT margin from continuing operations		4.6%	4.5%
Adjusted EBITDA margin from continuing operations		10.0%	9.8%

		Location in Condensed	Three Months Ended March 31,
		Consolidated Statements of Operations	2021	2020
			(unaudited, in millions)
(1)	Growth, reinvestment, restructuring programs & other	Other operating expense, net	$19.6	$18.5
		General and administrative	—	0.7
		Cost of sales	(0.1)	0.6
		Selling and distribution	—	0.7
(2)	Loss on extinguishment of debt	Loss on extinguishment of debt	14.4	—
(3)	COVID-19	Cost of sales	8.8	0.9
		Income tax benefit	—	(6.0)
(4)	Acquisition, integration, divestiture, and related costs	General and administrative	3.9	(0.1)
		Cost of sales	1.3	—
		Other operating expense, net	0.1	—
(5)	Shareholder activism	General and administrative	2.1	—
(6)	Tax indemnification	Other (income) expense, net	—	0.8
(7)	Foreign currency (gain) loss on re-measurement of intercompany notes	(Gain) loss on foreign currency exchange	(1.5)	14.9
(8)	Mark-to-market adjustments	Other (income) expense, net	(21.6)	64.1
(9)	Stock-based compensation expense included as an adjusting item	Other operating expense, net	0.4	—

TREEHOUSE FOODS, INC.
RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT
(Unaudited, in millions)

		Three Months Ended March 31,
		2021	2020
		(unaudited, in millions)
Net sales		$1,057.3	$1,084.9
Cost of sales		876.2	890.0
Gross profit		181.1	194.9
Gross profit margin		17.1%	18.0%

Growth, reinvestment, restructuring programs & other	(1)	(0.1)	0.6
COVID-19	(3)	8.8	0.9
Acquisition, integration, divestiture, and related costs	(4)	1.3	—
Adjusted gross profit		$191.1	$196.4
Adjusted gross profit margin		18.1%	18.1%

TREEHOUSE FOODS, INC.
CASH FLOW KEY METRICS
(Unaudited, in millions)

	Three Months Ended March 31,
	2021	2020
Net Cash Flows Provided By (Used In):
Operating activities of continuing operations	$(5.5)	$68.5
Investing activities of continuing operations	(13.2)	(26.0)
Financing activities of continuing operations	(293.3)	92.3
Cash flows from discontinued operations	(3.5)	(6.3)

TREEHOUSE FOODS, INC.
RECONCILIATION OF NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO FREE CASH FLOW FROM CONTINUING OPERATIONS
(Unaudited, in millions)

	Three Months Ended March 31,
	2021	2020

Cash flow (used in) provided by operating activities from continuing operations	$(5.5)	$68.5
Less: Capital expenditures	(31.3)	(31.1)
Free cash flow from continuing operations	$(36.8)	$37.4